EXHIBITS TO FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 27, 1997

                                                  EXHIBIT 11.1

BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE QUARTERS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
(Unaudited)

                                            1997          1996
PRIMARY EARNINFS PER SHARE:

Net income                                  $ 2,165,000   $ 1,938,000

Average common shares oustanding              9,014,000     9,735,000
Common shares issuable in respect to
 stock equivalents, with a dilutive effect      240,000        94,000
Total common and common equivalent shares     9,254,000     9,829,000

Primary Earnings Per Common Share           $      0.23   $      0.20

FULLY DILUTED EARNINGS PER SHARE:

Net Income                                  $ 2,165,000   $ 1,938,000

Total common and common equivalent shares     9,254,000     9,829,000
Additional common shares assuming full
 dilution                                        36,000           --
Total common shares assuming full dilution    9,290,000     9,829,000

Fully Diluted Earnings Per Common Share     $      0.23   $      0.20

Earnings per share are based on the average number of shares outstanding during each period.  Primary earnings per share include all common stock equivalents.  Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.
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                                                     EXHIBIT 11.2

BAIRNCO CORPORATION
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
(Unaudited)

                                            1997          1996
PRIMARY EARNINGS PER SHARE:

Net income                                  $ 6,685,000   $ 6,246,000

Average common shares outstanding             9,201,000     9,839,000
Common shares issuable in respect to common
 stock equivalents, with a dilutive effect      173,000       116,000
Total common and common equivalent shares     9,374,000     9,955,000

Primary Earnings Per Common Share           $      0.71   $      0.63

FULLY DILUTED EARNINGS PER SHARE:

Net income                                  $ 6,685,000   $ 6,246,000

Total common and common equivalent shares     9,374,000     9,955,000
Additional common shares assuming full
 dilution                                       101,000           --
Total common shares assuming full dilution    9,475,000     9,955,000

Fully Diluted Earnings Per Common Share     $      0.71   $      0.63

Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.